September 17, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE: American Depositary Shares evidenced by
One(1) American Depositary Receipts
representing One (1) Ordinary Share of
 Bayer Aktiengesellschaft
(Form F-6 File No  333-14266)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the share reclassification.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised share classification
Bayer Aktiengesellschaft

The Prospectus has been revised to reflect the new par value, and has been overstamped with:

Effective September 21, 2009, the
companys share classification changed to no par value registered shares.


Please contact me with any questions or
comments at 212 815-4305

Birgit Rohleder
The Bank of New York Mellon - ADR Division
Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286